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                                                                   EXHIBIT 10(v)

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BIRD
ROOFING DIVISION________________________________________________________________

     Joseph D. Vecchiolla
     Chairman
     BIRD CORPORATION

     August 21, 1995


     Mr. Richard C. Maloof
     Nine Donnelly Drive
     Dover, Massachusetts  02030

     Dear Mr. Maloof:

     With respect to your letter agreement with Bird Incorporated dated
     October 15, 1984, as amended April 1, 1986 and May 24, 1990 (as so amended, the "Agreement"), the Company agrees that the Agreement shall continue until terminated either by you or by the Company by written notice. Both parties acknowledge that the position you now hold is President and Chief Operating Officer of Bird Corporation. The Company acknowledges that there has been a Change in Control as that term is defined in Section 2(i), and you acknowledge that as of the date of this letter, no event has occurred which would constitute "Good Reason" as that term is defined in Section 3(iii). Consequently, in the event that you hereafter terminate your employment for Good Reason or the Company terminates the Agreement other than for Cause, Retirement, or Disability, as those terms are defined in Section 3 thereof, the benefits due thereunder, as set forth in Section 4(iii), in an amount not less than the amount which would be payable if the termination occurred in calendar year 1996 (the "Severance Benefits"), shall become due and payable.

     Moreover, the Company acknowledges that in the event that either substantially all of the Company's roofing manufacturing assets or substantially all of the shares of the common stock of the Company are sold to any person, as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, or company, the nature and/or status of your responsibilities in effect immediately prior thereto will have been substantially altered. A substantial alteration in your responsibilities constitutes Good Reason under Section 3(iii) thereof. In such event, you will be entitled to the Severance Benefits were you to terminate your employment. Such person or company, however, may wish to continue your employment with the Company or to employ you, either permanently or for a period, to provide continuity in management of such roofing business. If such person or company wished to employ you, the Company might benefit if you entertained an offer of employment and you might benefit from such employment;

________________________________________________________________________________
 1077 Pleasant Street, Norwood, MA 02062 Phone 617-551-0656 Fax 617-762-6586

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[LOGO]
BIRD
ROOFING DIVISION

     Mr. Richard C. Maloof
     August 21, 1995
     Page 2


     provided only that your entitlement to the Severance Benefits was assured whether you continued in the employ of the Company or such person or company or not. Consequently, in consideration of your convenant to negotiate in good faith with such person or company with respect to an employment agreement providing for your employment (either by the Company or by such person or company) commencing upon the date of such sale on terms and conditions, including salary, incentive compensation, benefits (including future severance benefits from the prospective employer at least equal to that which would be payable under Bird's general severance policy for non-executive employees based upon years of service, including years of service with the Company prior to such sale, but without regard to your parachute agreement) not less generous than those on which you are then employed by the Company, the Company hereby agrees that the Severance Benefits shall be due and payable upon the date upon which such sale occurs as if your employment had been terminated by the Company without cause or by you for Good Reason without the necessity of termination of your employment by the Company or by you, whether or not you continue in the employ of the Company or are employed by such person or company.



                                        Very truly yours,

                                        BIRD CORPORATION

                                        By: /s/ Joseph D. Vecchiolla
                                           ---------------------------------
                                              Name:
                                              Title: Chairman



Agreed to this 21 day
               --
of August 1995

 /s/ Richard C. Maloof
--------------------------
Richard C. Maloof